UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, par value $0.001 per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of stockholders (the “Annual Meeting”) of Bone Biologics Corporation (the “Company”), held on September 28, 2026, the Company’s stockholders voted on the matters described below. The number of shares of common stock entitled to vote at the Annual Meeting was 2,011,057. The number of shares of common stock present or represented by proxy at the Annual Meeting was 951,746. The voting results for the proposals are as follows:

Proposal 1. The Company’s stockholders elected the following four director nominees to serve until the date of the next Annual Meeting of stockholders following the date such persons are elected as directors, and until their successors are duly elected and qualified. The results of the vote are summarized in the table below.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Bruce Stroever	152,615	3,941	758,866
Siddhesh Angle	155,570	3,842	758,866
Robert Gagnon	158,799	3,892	758,866
Philip Meikle	158,783	3,891	758,866

Proposal 2. The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
139,592	49,851	3,437	758,866

Proposal 3. The Company’s stockholders ratified the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions
898,011	49,834	3,901

Proposal 4. The Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of shares of the Company’s common stock underlying certain warrants issued by us pursuant to that certain Securities Purchase Agreement, dated as of July 7, 2026, by and among the Company and the investor named on the signatory pages thereto, and that certain Engagement Letter, by and among the Company and H.C. Wainwright & Co., LLC, dated as of March 11, 2025, as amended, in an amount equal to or in excess of 20% of the Company’s common stock outstanding immediately prior to the issuance of such warrants. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
147,340	42,233	3,307	758,866

Proposal 5. The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of its outstanding common stock in a range of not less than 1-for-2 but not more than 1-for-10, at the discretion of the board of directors. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions
806,603	137,720	7,423

Proposal 6. The Company’s stockholders approved a proposal to adjourn the Annual Meeting, if necessary or appropriate, if there are not sufficient votes at the time of the Annual Meeting to approve the proposals submitted to the Company’s stockholders and/or establish a quorum for the Annual Meeting. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions
806,477	137,919	7,350

Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on a non-routine proposal.

Because Proposals 1, 2, 3, 4 and 5 were approved by the Company’s stockholders, an adjournment of the Annual Meeting was not necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION

Date: September 29, 2026
	By:	/s/ JEFFREY FRELICK
Jeffrey Frelick, Chief Executive Officer